Exhibit 10.28
OFFICE LEASE
750 Battery Street
San Francisco,California
Basic Lease Information
Date: October 13, 2005
Landlord: James P. Edmondson
Tenant: VIA Pharmaceuticals, Inc., a Delaware corporation
Building (section 1.1): The office building known as 750 Battery Street, San Francisco, California, comprising ninety-four thousand three hundred sixty-nine (94,369) square feet of rentable area
Premises (section 1.1): A portion of the third floor comprising four thousand seven hundred seventy-six (4,776) square feet of rentable area
Parking Spaces (section 1.3): One (1)
Term (section 2.1): Three (3) years
Commencement Date (section 2.1): November 1, 2005
Expiration Date (section 2.1): October 31, 2008
Base Rent (section 3.1 (a)): For each Lease Year, the corresponding amount of Base Rent set forth below:

Lease Year	Base Rent
1	$9,154
2	$9,552
3	$9,950
Base Expense Year (section 3. l(b)): 2006
Base Tax Year (section 3.1 (c)): 2006
Tenant’s Percentage Share (section 4.1(c)): Five and one-tenth percent (5.1%)
Liability Insurance Amount (section 13.3): One million dollars ($1,000,000)

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Deposit (section 28.1): Nine thousand nine hundred fifty dollars ($9,950)
Tenant’s Address (section 30.1): VIA Pharmaceuticals, Inc., 750 Battery Street, Suite 400, San Francisco, California 94111
Landlord’s Address (section 30.1): Mr. James P. Edmondson, 750 Battery Street, San Francisco, California 94111
Real Estate Brokers (section 33.1): The CAC Group
Exhibits:
Exhibit A — Plan Outlining the Premises
Exhibit B — Initial Improvement of the Premises
Exhibit C — Rules and Regulations
     The foregoing Basic Lease Information is incorporated in and made a part of this Lease. If there is any conflict between the Basic Lease Information and any other part of this Lease, the Basic Lease Information shall control.

/s/ J. P. Edmondson

James P. Edmondson

VIA PHARMACEUTICALS, INC., a Delaware
corporation

By	/s/ Lawrence K. Cohen

Title	CEO

By	/s/ Brendan P. Rae

Title	V. P. Business Development

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Exhibit A — Plan Outlining the Premises
Exhibit B — Initial Improvement of the Premises
Exhibit C — Rules and Regulations

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OFFICE LEASE
     THIS LEASE, made as of the date specified in the Basic Lease Information by and between the landlord specified in the Basic Lease Information (“Landlord”) and the tenant specified in the Basic Lease Information (“Tenant”),
W I T N E S S E T H:
ARTICLE 1
Premises
     1.1 Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, for the term and subject to the covenants set forth in this Lease, to all of which Landlord and Tenant hereby agree, the space (the “Premises”) substantially shown outlined on the floor plan attached hereto as Exhibit A and situated on the floor specified in the Basic Lease Information of the building (the “Building”) specified in the Basic Lease Information. As used in this Lease, the Building shall include the land on which the Building is located, designated as Assessor’s Lot 8 of Block 166, and all appurtenances thereto. The Premises shall include the appurtenant right to the use, in common with others, of lobbies, entrances, stairs, elevators and other public portions of the Building. All of the windows and outside decks or terraces and walls of the Premises and any space in the Premises used for shafts, stacks, pipes, conduits, ducts, electric or other utilities, sinks or other Building facilities, and the use thereof and access thereto through the Premises for the purposes of operation, maintenance and repairs, are reserved to Landlord.
     1.2 No easement for light, air or view is included with or appurtenant to the Premises. Any diminution or shutting off of light, air or view by any structure which may hereafter be erected (whether or not constructed by Landlord) shall in no way affect this Lease or impose any liability on Landlord.
     1.3 During the term of this Lease, Tenant shall have the right to park automobiles equal to the number of parking spaces specified in the Basic Lease Information in the garage of the Building. Such parking spaces shall be on a monthly basis and shall be available only for parking automobiles of Tenant’s officers and employees. No parking spaces shall be reserved for the exclusive use of Tenant. Beginning on the Commencement Date (as hereinafter defined) and continuing thereafter during the term of this Lease, Tenant shall pay the regular monthly parking rates charged from time to time by Landlord (or the parking operator) for such parking spaces. Tenant’s right to park automobiles under this Lease shall be subject to the parking rules and regulations established from time to time by Landlord (or the parking operator) and all laws now or hereafter in effect.

ARTICLE 2
Term
     2.1 The term of this Lease shall be the term specified in the Basic Lease Information, which shall commence on the commencement date specified in the Basic Lease Information (the “Commencement Date”) and, unless extended or sooner terminated as hereinafter provided, shall end on the expiration date specified in the Basic Lease Information (the “Expiration Date”). If Landlord, for any reason whatsoever, does not complete the improvements and deliver possession of the Premises to Tenant on the Commencement Date in accordance with section 2.2 hereof, this Lease shall not be void or voidable and Landlord shall not be liable to Tenant for any loss or damage resulting therefrom, but in such event, the Commencement Date shall be postponed until the date on which Landlord completes such improvements and delivers possession of the Premises to Tenant and the Expiration Date shall be extended for an equal period (subject to adjustment in accordance with section 2.4 hereof).
     2.2 Landlord shall construct or install in the Premises the improvements to be constructed or installed by Landlord pursuant to Exhibit B. The Premises shall be deemed completed and possession of the Premises shall be delivered to and accepted by Tenant when Landlord has substantially completed the improvements to be constructed or installed by Landlord pursuant to Exhibit B (subject to the completion or correction of items on Landlord’s punch list). The date of substantial completion of such improvements shall be the date on which construction is sufficiently complete, substantially in accordance with the plans and specifications approved by Landlord, so Tenant can occupy or utilize the Premises for the use permitted under this Lease. Tenant shall accept the Premises upon notice from Landlord that such improvements have been so completed. Landlord shall use its best efforts to advise Tenant of the anticipated date of substantial completion at least ten (10) days prior to such date but the failure to give such notice shall not constitute a default by Landlord. The term of this Lease shall not commence until Landlord has substantially completed the improvements to be constructed or installed by Landlord pursuant to Exhibit B (subject to the completion or correction of items on Landlord’s punch list). Landlord shall complete or correct the items on Landlord’s punch list promptly after the Commencement Date. If and to the extent Landlord is delayed beyond the Commencement Date in substantially completing such improvements as a result of any delay caused by Tenant as described in Exhibit B, then, on the Commencement Date, Tenant shall pay to Landlord, as additional rent, an amount equal to the monthly Base Rent (as hereinafter defined) in the first Lease Year (as hereinafter defined) payable under section 3.1 hereof, calculated on a per diem basis, multiplied by the number of days of such delay.
     2.3 If the Premises is complete and ready for occupancy by Tenant prior to the Commencement Date, Tenant shall have the right to take early occupancy of the Premises prior to the Commencement Date and the term of this Lease shall commence on such date of early occupancy by Tenant, in which event the Commencement Date shall be accelerated to such date of early occupancy and the Expiration Date shall be advanced by an equal period (subject to adjustment in accordance with section 2.4 hereof). Tenant shall give Landlord written notice of Tenant’s determination to take early occupancy of the Premises at least five (5) days prior to such early occupancy, which notice shall specify the date of early occupancy.

     2.4 If the Commencement Date and the Expiration Date are changed in accordance with section 2.1 hereof or section 2.3 hereof and, as a result of the date of the occurrence of the event which establishes the changed Commencement Date, the changed Commencement Date would not be the first day of the month and the changed Expiration Date would not be the last day of the month, then the new Commencement Date shall be the first day of the next calendar month following the occurrence of such event and the new Expiration Date shall be the last day of the appropriate calendar month so the term of this Lease shall be the full term set forth in section 2.1 hereof. The period of the fractional month between the occurrence of the event which establishes the changed Commencement Date and the new Commencement Date shall be on and subject to all of the agreements, covenants and conditions in this Lease, all of which shall be binding on and apply to Tenant during such period, except the term of this Lease shall not commence until the new Commencement Date and Tenant shall pay to Landlord, as additional rent, an amount equal to the monthly Base Rent in the first Lease Year payable under section 3.1 hereof, calculated on a per diem basis, for such period. The additional rent payable by Tenant in respect of such period shall be paid by Tenant to Landlord on the new Commencement Date. Landlord and Tenant each shall, promptly after the new Commencement Date and the new Expiration Date have been determined, execute and deliver to the other an amendment to this Lease which sets forth the Commencement Date and the Expiration Date for this Lease, but the term of this Lease shall commence on the new Commencement Date and end on the new Expiration Date whether or not such amendment is executed.
     2.5 Subject to the provisions of this section 2.5, Tenant shall have the right to terminate this Lease on any date (the “Early Termination Date”) after the end of the first Lease Year. Tenant may exercise such right only if all of the following requirements are satisfied: (a) Tenant gives a written notice exercising such right and designating the Early Termination Date to Landlord at least four (4) months before the Early Termination Date; (b) concurrently with giving such notice, Tenant pays to Landlord an amount equal to (i) the unamortized cost of the leasing commissions paid by Landlord on account of this Lease plus (ii) the Base Rent for one (1) month in the Lease Year in which the Early Termination Date occurs; and (c) no Event of Default (as hereinafter defined) exists under this Lease when Tenant gives such notice to Landlord. For the purpose of calculating the amount payable by Tenant to Landlord if Tenant exercises such right, the total amount of such leasing commissions is twenty-eight thousand six hundred fifty-six dollars ($28,656), the interest rate is eight percent (8%), and the amortization period is three (3) years from the Commencement Date to the Expiration Date (as adjusted pursuant to section 2.4 hereof). If Tenant exercises such right in accordance with this section 2.5, the term of this Lease shall end of the Early Termination Date as though the Early Termination Date were the Expiration Date. If Tenant exercises the right to terminate this Lease in accordance with this section 2.5, Landlord and Tenant each shall, promptly after a written request by either party, execute and deliver to the other an amendment to this Lease which confirms the termination of this Lease on the Early Termination Date, but the term of this Lease shall end on the Early Termination Date whether or not such amendment is executed.
     2.6 As used in this Lease, “Lease Year” shall mean each period of twelve (12) calendar months, beginning on the Commencement Date (as adjusted pursuant to section 2.4 hereof), during the term of this Lease.

ARTICLE 3
Rent
     3.1 Tenant shall pay to Landlord the following amounts as rent for the Premises:
     (a) During the term of this Lease, Tenant shall pay to Landlord, as base monthly rent, the amounts of monthly rent specified in the Basic Lease Information (the “Base Rent”), subject to increase as provided in section 3.1(e) hereof.
     (b) During each calendar year or part thereof during the term of this Lease subsequent to the base expense calendar year specified in the Basic Lease Information (the “Base Expense Year”), Tenant shall pay to Landlord, as additional monthly rent, Tenant’s Percentage Share (as hereinafter defined) of the total dollar increase, if any, in all Operating Expenses (as hereinafter defined) paid or incurred by Landlord in such calendar year or part thereof over the Operating Expenses paid or incurred by Landlord in the Base Expense Year.
     (c) During each calendar year or part thereof during the term of this Lease subsequent to the base tax calendar year specified in the Basic Lease Information (the “Base Tax Year”), Tenant shall pay to Landlord, as additional monthly rent, Tenant’s Percentage Share of the total dollar increase, if any, in all Property Taxes (as hereinafter defined) paid or incurred by Landlord in such calendar year or part thereof over the Property Taxes paid or incurred by Landlord in the Base Tax Year.
     (d) Throughout the term of this Lease, Tenant shall pay, as additional rent, all other amounts of money and charges required to be paid by Tenant under this Lease, whether or not such amounts of money and charges are designated “additional rent.” As used in this Lease, “rent” shall mean and include all Base Rent, additional monthly rent and additional rent payable by Tenant in accordance with this Lease.
     3.2 The additional monthly rent payable pursuant to sections 3.1 (b) and 3.1 (c) hereof shall be calculated and paid in accordance with the following procedures:
     (a) On or before the first day of each calendar year during the term of this Lease, or as soon thereafter as practicable, Landlord shall give Tenant written notice of Landlord’s estimate of the amounts payable under sections 3.1(b) and 3.1(c) hereof for the ensuing calendar year. On or before the first day of each month during such ensuing calendar year, Tenant shall pay to Landlord one-twelfth of such estimated amounts. If such notice is not given for any calendar year, Tenant shall continue to pay on the basis of the prior year’s estimate until the month after such notice is given and subsequent payments by Tenant shall be based on Landlord’s estimate contained in such notice. If at any time it appears to Landlord that the amounts payable under sections 3.1(b) and 3.1(c) hereof for the current calendar year will vary from Landlord’s estimate, Landlord may, by giving written notice to Tenant, revise its estimate for such year, and subsequent payments by Tenant for such year shall be based on such revised estimate.

     (b) Within a reasonable time after the end of each calendar year, Landlord shall give Tenant a written statement of the amounts payable under sections 3.1(b) and 3.1(c) hereof for such calendar year certified by Landlord. If such statement shows an amount owing by Tenant that is less than the estimated payments for such calendar year previously made by Tenant, Landlord shall credit the excess to the next succeeding monthly installments payable under sections 3.1(b) and 3.1(c) hereof. If such statement shows an amount owing by Tenant that is more than the estimated payments for such calendar year previously made by Tenant, Tenant shall pay the deficiency to Landlord within ten (10) days after delivery of such statement. Tenant or its authorized employee or representative shall have the right to inspect the books of Landlord relating to Operating Expenses and Property Taxes, after giving reasonable prior written notice to Landlord and during the business hours of Landlord at Landlord’s office in the Building or at such other location as Landlord may designate, for the purpose of verifying the information in such statement. Failure by Landlord to give any notice or statement to Tenant under this section 3.2 shall not waive Landlord’s right to receive, and Tenant’s obligation to pay, the amounts payable by Tenant under sections 3.1(b) and 3.1(c) hereof.
     (c) If the term of this Lease ends on a day other than the last day of a calendar year, the amounts payable by Tenant under sections 3.1(b) and 3.1(c) hereof applicable to the calendar year in which the end of the term occurs shall be prorated on the basis which the number of days from the commencement of such calendar year to and including the date on which the end of the term occurs bears to three hundred sixty-five (365). Termination of this Lease shall not affect the obligations of Landlord and Tenant pursuant to section 3.2(b) hereof to be performed after such termination.
     3.3 Tenant shall pay all monthly rent to Landlord, in advance, on or before the first day of each and every calendar month during the term of this Lease, without notice, demand, deduction or offset, in lawful money of the United States of America. Landlord instructs Tenant to pay all such monthly rent to 750 Battery Street Building, 1380 South Harbor Boulevard, Anaheim, California 92802, or to such other person or at such other place as Landlord may from time to time designate in writing.
ARTICLE 4
Operating Expenses and Property Taxes Definitions
     4.1 The following terms shall have the definitions herein specified:
     (a) “Operating Expenses” shall mean all costs and expenses paid or incurred by Landlord in connection with the ownership, management, operation, maintenance or repair of the Building or providing services in accordance with this Lease, including, without limitation, the following: salaries, wages, other compensation and benefits (including payroll, social security, workers’ compensation, unemployment, disability and similar taxes and payments) for personnel engaged in the management, operation, maintenance or repair of the Building; uniforms provided to such personnel; premiums and other charges for all property, rental value, liability and other insurance carried by Landlord; water and sewer charges or fees; license, permit and inspection fees; electricity, chilled water, air conditioning, gas, fuel, steam, heat, light, power and other utilities; sales, use and excise taxes on goods and services purchased by Landlord; telephone, delivery, postage, stationery supplies and other expenses; management fees and expenses; equipment lease payments; repairs to and physical maintenance of the Building, including Building systems and accessories thereto and repair and replacement of worn-out or broken equipment, facilities, parts and installations, but excluding the replacement of major Building systems; janitorial, window cleaning, security, guard, extermination, water treatment, garbage and waste disposal, rubbish removal, plumbing and other services; inspection or service contracts for elevator, electrical, mechanical and other Building equipment and systems; supplies, tools, materials and equipment used in connection with the management, operation, maintenance or repair of the Building; accounting, legal and other professional fees and expenses (excluding legal fees incurred by Landlord relating to disputes with specific tenants or the negotiation, interpretation or enforcement of specific leases); painting the exterior or the public or common areas of the Building and the cost of maintaining the sidewalks, landscaping and other common areas of the Building; the cost of furniture, draperies, carpeting and other customary and ordinary items of personal property (excluding paintings, sculptures or other works of fine art) provided by Landlord for use in common areas of the Building or in the Building office, such costs to be reasonably amortized as determined by Landlord; all costs and expenses resulting from work, labor, supplies, materials or services similar or in addition to, or in lieu of, any of the foregoing, or resulting from compliance with any laws, ordinances, rules, regulations or orders applicable to the Building; Building office rent or rental value for office space reasonably necessary for the proper management and operation of the Building; all costs and expenses of contesting by appropriate legal proceedings any matter concerning managing, operating, maintaining or repairing the Building or the amount or validity of any Property Taxes; reasonable depreciation as determined by Landlord on all personal property, fixtures and equipment (including window washing machinery) used in the management, operation, maintenance or repair of the Building and on exterior window coverings provided by Landlord and carpeting in public corridors and common areas; and the cost, reasonably amortized as determined by Landlord, together with interest at the rate of ten percent (10%) per annum, or such higher annual rate as Landlord may actually have to pay, on the unamortized balance, of all capital improvements made to the Building or capital assets acquired by Landlord that are designed or intended to improve operating efficiency or reduce any item of Operating Expenses or that are required to comply with any conservation program or required by any law, ordinance, rule, regulation or order. Operating Expenses shall not include Property Taxes, depreciation on the Building (except as specified above), costs of tenants’ improvements, real estate brokers’ commissions, interest and capital items (except the cost of capital improvements and capital assets and interest thereon as specified above). Actual Operating Expenses for the Base Expense Year and each subsequent calendar year shall be adjusted to equal Landlord’s reasonable estimate of Operating Expenses for a full calendar year with ninety-five percent (95%) of the total rentable area of the Building occupied during such full calendar year. The determination of Operating Expenses shall be in accordance with generally accepted accounting principles applied on a consistent basis.
     (b) “Property Taxes” shall mean all taxes, assessments, excises, levies, fees and charges (and any tax, assessment, excise, levy, fee or charge levied wholly or partly in lieu thereof or as a substitute therefor or as an addition thereto) of every kind and description, general or special, ordinary or extraordinary, foreseen or unforeseen, secured or unsecured, whether or not now customary or within the contemplation of Landlord and Tenant, that are levied, assessed, charged, confirmed or imposed by any public or government authority on or against, or otherwise with respect to, the Building or any part thereof or any personal property used in connection with the Building. Property Taxes shall not include (i) net income (measured by the income of Landlord from all sources or from sources other than solely rent), franchise, documentary transfer, inheritance or capital stock taxes of Landlord, unless levied or assessed against Landlord in whole or in part in lieu of, as a substitute for, or as an addition to any Property Taxes, or (ii) any tax, assessment, fee or charge paid by Tenant pursuant to section 5.1 hereof.
     (c) “Tenant’s Percentage Share” shall mean the percentage specified in the Basic Lease Information.
ARTICLE 5
Other Taxes Payable by Tenant
     5.1 In addition to all monthly rent and other charges to be paid by Tenant under this Lease, Tenant shall reimburse Landlord upon demand for all taxes, assessments, excises, levies, fees and charges, including, without limitation, all transit impact development fees, housing impact development fees and other payments related to the cost of providing facilities or services, whether or not now customary or within the contemplation of Landlord and Tenant, that are payable by Landlord and levied, assessed, charged, confirmed or imposed by any public or government authority upon, or measured by, or reasonably attributable to (a) the cost or value of Tenant’s equipment, furniture, fixtures and other personal property located in the Premises or the cost or value of any leasehold improvements made in or to the Premises by Tenant, regardless of whether title to such improvements is vested in Tenant or Landlord, (b) any monthly rent or any additional rent payable under this Lease, including, without limitation, any gross income tax or excise tax levied by any public or government authority with respect to the receipt of any such rent, (c) the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or (d) this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises. Such taxes, assessments, excises, levies, fees and charges shall not include net income (measured by the income of Landlord from all sources or from sources other than solely rent), franchise, documentary transfer, inheritance or capital stock taxes of Landlord, unless levied or assessed against Landlord in whole or in part in lieu of, as a substitute for, or as an addition to any such taxes, assessments, excises, levies, fees and charges. If it is unlawful for Tenant to reimburse Landlord for any such taxes, assessments, excises, levies, fees or charges, the Base Rent payable prior to the imposition thereof shall be increased to provide Landlord the same net Base Rent after the imposition thereof as Landlord received prior to the imposition of such taxes, assessments, excises, levies, fees or charges. All taxes, assessments, excises, levies, fees and charges payable by Tenant under this Article 5 shall be deemed to be, and shall be paid as, additional rent.

ARTICLE 6
Use
     6.1 Tenant shall use the Premises only for general office purposes for Tenant’s business and no other purpose. Tenant shall not do or permit to be done in, on or about the Premises, nor bring or keep or permit to be brought or kept therein, anything which is prohibited by or will in any way conflict with any law, ordinance, rule, regulation or order now in force or which may hereafter be enacted, or which is prohibited by any property insurance policy carried by Landlord for the Building, or will in any way increase the existing rate of, or cause a cancellation of, or affect any property or other insurance for the Building or any part thereof or any of its contents. Tenant shall not bring or keep, or permit to be brought or kept, in the Premises or the Building any “hazardous substance” (as hereinafter defined). Tenant shall not use, produce, process, manufacture, generate, treat, handle, store or dispose of any hazardous substance in the Premises or the Building, or use the Premises for any such purpose, or emit, release or discharge any hazardous substance into any air, soil, surface water or groundwater comprising the Premises or the Building, or permit any person using or occupying the Premises to do any of the foregoing. The preceding sentence shall not prohibit the ordinary use of any hazardous substance normally used in the operation of a general office for Tenant’s business as permitted by this Lease, provided the amount of any such hazardous substance does not exceed the quantity necessary for the normal operation of a general office in the ordinary course of business and the use, storage and disposal of any such hazardous substance strictly comply with all applicable “environmental laws” (as hereinafter defined). Tenant shall comply, and shall cause all persons using or occupying the Premises to comply, with all environmental laws applicable to the use or occupancy of the Premises by Tenant or any operation or activity of Tenant therein. As used in this Lease, “hazardous substance” shall mean any substance or material that is described as a toxic or hazardous substance, waste or material or a pollutant or contaminant, or words of similar import, in any of the environmental laws, and includes asbestos, petroleum, petroleum products, polychlorinated biphenyls, radon gas, radioactive matter, and chemicals which may cause cancer or reproductive toxicity. As used in this Lease, “environmental laws” shall mean all federal, state and local laws, ordinances, rules and regulations now or hereafter in force, as amended from time to time, in any way relating to or regulating human health or safety, or industrial hygiene or environmental conditions, or protection of the environment, or pollution or contamination of the air, soil, surface water or groundwater. Tenant shall not do or permit anything to be done in, on or about the Premises which will in any way obstruct or interfere with the rights of Landlord or other tenants of the Building, or injure or annoy them. Tenant shall not use or allow the Premises to be used for any improper, immoral, unlawful or objectionable activity, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises or commit or suffer to be committed any waste in, on or about the Premises. Tenant shall not bring into the Building any furniture, equipment, materials or other objects which overload the Building or any portion thereof. Notwithstanding anything to the contrary herein, in no event shall Tenant be liable under this Lease for any hazardous substance except to the extent the hazardous substance was released by Tenant or any of its employees, agents, contactors or invitees.

ARTICLE 7
Services
     7.1 Landlord shall maintain the public and common areas of the Building, such as lobbies, stairs, corridors and restrooms, the roof, structural and exterior elements of the Building, and the mechanical (heating, ventilating and air conditioning), plumbing, fire/life safety and electrical systems of the Building in reasonably good order and condition. Any damage in or to any such areas, elements or systems caused by Tenant or any agent, employee, contractor, licensee or invitee of Tenant shall be repaired by Landlord at Tenant’s expense and Tenant shall reimburse Landlord therefor on demand, as additional rent.
     7.2 Landlord shall supply the following services to the Premises during reasonable and usual business hours, as determined by Landlord and subject to the Rules and Regulations (as hereinafter defined) established by Landlord: (a) normal electricity for lighting and the operation of desk top office machines, (b) normal heating, ventilating and air conditioning reasonably required for the comfortable occupation of the Premises, and (c) elevator service. Landlord shall also furnish lighting replacement for Building standard lights, restroom supplies, security service for the Building (not Tenant or the Premises), normal janitor service for the Premises, and window washing during the times and in the manner that such services are customarily furnished in comparable office buildings in the area. Landlord shall not be liable for any criminal acts of others or for any direct, consequential or other loss or damage related to any malfunction, circumvention or other failure of such security service. Landlord shall not be in default under this Lease or be liable for any damage or loss directly or indirectly resulting from, nor shall the rent be abated or a constructive or other eviction be deemed to have occurred by reason of, (i) any installation, use or interruption of use of any equipment in connection with the furnishing of any of the foregoing services, (ii) any failure to furnish or delay in furnishing any such services when such failure or delay is caused by accident or breakdown or any condition beyond the reasonable control of Landlord or by the making of repairs or improvements to the Premises or to the Building, or (iii) any limitation, curtailment, rationing or restriction on use of water, electricity, gas or any form of energy serving the Premises or the Building, whether such results from mandatory governmental restriction or voluntary compliance with governmental guidelines. Landlord shall use reasonable efforts to correct any interruption in the furnishing of such services.
     7.3 If Tenant uses heat generating machines, equipment or computers or lighting other than Building standard lights in the Premises which affect the temperature otherwise maintained by the air conditioning system, Landlord shall have the right to install supplementary air conditioning units in the Premises and Tenant shall pay Landlord the cost thereof, including the costs of installation, operation, maintenance and repair thereof, upon billing by Landlord. If Tenant installs lighting requiring power in excess of that required for normal office use in the Building or equipment or computers requiring power in excess of that required for normal desk top office equipment, Tenant shall pay Landlord upon billing for the cost of such excess. Tenant shall pay to Landlord, upon billing by Landlord, the cost of all services, electricity, power and energy consumed by Tenant in excess of the amount that would reasonably be incurred for a normal business office operating during usual business hours as a result of the operation of Tenant’s computers or equipment, the number of hours Tenant operates, or any other unusual feature of the conduct of Tenant’s business in the Premises, all as reasonably determined by Landlord based on the actual additional cost incurred by Landlord and, where feasible, separate electrical meters in the Building or the Premises. All costs payable by Tenant under this section 7.3 shall be deemed to be, and shall be paid as, additional rent.
ARTICLE 8
Alterations
     8.1 Tenant shall not make any alterations, additions or improvements in or to the Premises or any part thereof, or attach any fixtures or equipment thereto, without Landlord’s prior written consent. Notwithstanding the preceding sentence, Tenant may make such alterations, additions or improvements without Landlord’s consent only if the total cost is five thousand dollars ($5,000) or less and it will not affect in any way the structural, exterior, entry or roof elements of the Building or the Premises, or the mechanical, electrical, plumbing, utility or life safety systems of the Building, but Tenant shall give prior written notice of any such alterations, additions or improvements to Landlord. All alterations, additions and improvements (except the initial improvements to be constructed or installed by Landlord at Landlord’s expense and Tenant’s expense, respectively, as specified in Exhibit B) in or to the Premises to which Landlord consents shall be made by Tenant at Tenant’s sole cost and expense as follows:
     (a) Tenant shall submit to Landlord, for Landlord’s written approval, complete plans and specifications for all work to be done by Tenant. Such plans and specifications shall be prepared by responsible licensed architect(s) and engineer(s) approved in writing by Landlord, shall comply with all applicable codes, laws, ordinances, rules and regulations, shall not adversely affect the basic Building shell or any systems, components or elements of the Building, shall be in a form sufficient to secure the approval of all government authorities with jurisdiction over the approval thereof, and shall be otherwise satisfactory to Landlord in Landlord’s reasonable discretion. Tenant shall notify Landlord in writing of the licensed architect(s) and engineer(s) whom Tenant proposes to engage to prepare such plans and specifications. Landlord shall notify Tenant promptly in writing whether Landlord approves or disapproves such architect(s) and engineer(s).
     (b) Such plans and specifications shall be subject to Landlord’s prior written approval. If Landlord disapproves such plans and specifications, or any portion thereof, Landlord shall promptly notify Tenant of such disapproval and of the revisions which Landlord requires in order to obtain Landlord’s approval. Thereafter, Tenant shall submit to Landlord revised plans and specifications incorporating the revisions required by Landlord. Such revisions shall be subject to Landlord’s prior written approval. Tenant shall pay all costs, including the fees and expenses of the licensed architect(s) and engineer(s), in preparing such plans and specifications.
     (c) Tenant shall pay for all work (including, without limitation, the cost of all utilities, permits, fees, taxes, and property and liability insurance premiums in connection therewith) required to make the alterations, additions and improvements. Tenant shall engage responsible licensed contractor(s) approved in writing by Landlord to perform all work. Tenant shall notify Landlord in writing of the licensed contractor(s) whom Tenant proposes to engage for the work. Landlord shall notify Tenant promptly in writing whether Landlord approves or disapproves such contractor(s). All contractors and other persons shall at all times be subject to Landlord’s control while in the Building. Landlord shall have the right to require that any such contractor engaged by Tenant shall, prior to commencing work in the Premises, provide Landlord with a performance bond and a labor and materials payment bond in the amount of the contract price for the work naming Landlord and Tenant (and any other person designated by Landlord) as co-obligees. Tenant shall pay to Landlord any additional direct costs (beyond the normal services provided to tenants in the Building) and shall reimburse Landlord for all out-of-pocket expenses incurred by Landlord in connection with the review, approval and supervision of any alterations, additions or improvements made by Tenant. Under no circumstances shall Landlord be liable to Tenant for any liability, loss, cost or expense incurred by Tenant on account of Tenant’s plans and specifications, Tenant’s contractors or subcontractors, design of any work, construction of any work, or delay in completion of any work.
     (d) Tenant shall give written notice to Landlord of the date on which construction of any work will be commenced at least five (5) days prior to such date. Tenant shall cause all work to be performed by the licensed contractor(s) approved in writing by Landlord in accordance with the plans and specifications approved in writing by Landlord and in full compliance with all applicable codes, laws, ordinances, rules and regulations. Tenant shall keep the Premises and the Building free from mechanics’, materialmen’s and all other liens arising out of the work and shall promptly and fully pay and discharge all claims on which any such lien could be based. Tenant shall have the right to contest the amount or validity of any such lien, provided Tenant gives prior written notice of such contest to Landlord, prosecutes such contest by appropriate proceedings in good faith and with diligence, and, upon request by Landlord, furnishes such bond as may be required by law to protect the Building and the Premises from such lien.
     (e) All changes in the plans and specifications approved by Landlord shall be subject to Landlord’s prior written approval. If Tenant wishes to make any such change in such approved plans and specifications, Tenant shall have Tenant’s architect(s) and engineer(s) prepare plans and specifications for such change and submit them to Landlord for Landlord’s written approval. If Landlord disapproves such change, Landlord shall specify in writing the reasons for disapproval and such plans and specifications shall be revised by Tenant and resubmitted to Landlord for Landlord’s written approval. After Landlord’s written approval of such change, such change shall become part of the plans and specifications approved by Landlord.
     8.2 All alterations, additions, fixtures and improvements, including, without limitation, carpeting and all other improvements made by Landlord pursuant to Exhibit B, whether temporary or permanent in character, made in or to the Premises either by Tenant or by Landlord shall become part of the Building and Landlord’s property and, at the end of the term of this Lease, shall, at Landlord’s option, either remain on the Premises without compensation to Tenant or, if Landlord advised Tenant that removal would be required before Tenant made the improvements, be removed by Landlord for Tenant’s account (except the improvements made by Landlord pursuant to Exhibit B), and Tenant shall reimburse Landlord for the cost of removal

(including the cost of repairing any damage to the Premises or the Building caused by removal and a reasonable charge for Landlord’s overhead and profit) within ten (10) days after receipt of a statement therefor. Movable furniture, equipment, trade fixtures and personal property (except partitions) shall remain the property of Tenant and Tenant shall, at Tenant’s expense, remove all such property from the Building at the end of the term of this Lease. Termination of this Lease shall not affect the obligations of Tenant pursuant to this section 8.2 to be performed after such termination.
ARTICLE 9
Liens
     9.1 Tenant shall keep the Premises and the Building free from mechanics’, materialmen’s and all other liens arising out of any work performed, materials furnished or obligations incurred by Tenant. Tenant shall promptly and fully pay and discharge all claims on which any such lien could be based. Tenant shall have the right to contest the amount or validity of any such lien, provided Tenant gives prior written notice of such contest to Landlord, prosecutes such contest by appropriate proceedings in good faith and with diligence, and, upon request by Landlord, furnishes such bond as may be required by law to protect the Building and the Premises from such lien. Landlord shall have the right to post and keep posted on the Premises any notices that may be provided by law or which Landlord may deem to be proper for the protection of Landlord, the Premises and the Building from such liens, and to take any other action Landlord deems necessary to remove or discharge liens or encumbrances at the expense of Tenant.
ARTICLE 10
Maintenance and Repairs
     10.1 Tenant shall, at all times during the term of this Lease and at Tenant’s sole cost and expense, maintain and repair the Premises and every part thereof and all equipment, fixtures and improvements therein and keep all of the foregoing clean and in good order and operating condition, ordinary wear and tear and damage thereto by fire or other casualty excepted. Tenant hereby waives all rights under California Civil Code section 1941 and all rights to make repairs at the expense of Landlord or in lieu thereof to vacate the Premises as provided by California Civil Code section 1942 or any other law, statute or ordinance now or hereafter in effect. Tenant shall, at the end of the term of this Lease, surrender to Landlord the Premises and all alterations, additions and improvements thereto in good condition and repair, ordinary wear and tear and damage thereto by fire or other casualty excepted. Landlord has no obligation and has made no promise to alter, remodel, improve, repair, maintain, decorate or paint the Premises or any part thereof or any equipment, fixtures or improvements therein, except as expressly set forth in this Lease. No representations respecting the condition of the Premises or the Building have been made to Tenant either by Landlord or by any real estate broker, except as expressly set forth in this Lease. Tenant’s obligation to keep the Premises and every part thereof and all equipment, fixtures and improvements therein in good condition and repair in accordance with this section 10.1 is part of the consideration for Landlord’s leasing the Premises to Tenant.
ARTICLE 11
Damage or Destruction
     11.1 If the Building or the Premises, or any part thereof, is damaged by fire or other casualty before the Commencement Date or during the term of this Lease, and this Lease is not terminated pursuant to section 11.2 hereof, Landlord shall repair such damage and restore the Building and the Premises to substantially the same condition in which the Building and the Premises existed before the occurrence of such fire or other casualty and this Lease shall, subject to the provisions of this Article 11, remain in full force and effect. If such fire or other casualty damages the Premises or common areas of the Building necessary for Tenant’s use and occupancy of the Premises, then during the period the Premises are rendered unusable by such damage Tenant shall be entitled to a reduction in monthly rent in the proportion that the area of the Premises rendered unusable by such damage bears to the total area of the Premises. Landlord shall not be obligated to repair any damage to, or to make any replacement of, any movable furniture, equipment, trade fixtures or personal property in the Premises. Tenant shall be responsible, at Tenant’s sole cost and expense, for the repair and replacement of all such movable furniture, equipment, trade fixtures and personal property. Such repair and replacement by Tenant shall be done in accordance with Article 8 hereof Tenant hereby waives California Civil Code sections 1932(2) and 1933(4) providing for termination of hiring upon destruction of the thing hired.
     11.2 If the Building or the Premises, or any part thereof, is damaged by fire or other casualty before the Commencement Date or during the term of this Lease and (a) such fire or other casualty occurs during the last twelve (12) months of the term of this Lease and the repair and restoration work to be performed by Landlord in accordance with section 11.1 hereof cannot, as reasonably estimated by Landlord, be completed within two (2) months after the occurrence of such fire or other casualty, or (b) the insurance proceeds received by Landlord in respect of such damage are not adequate to pay the entire cost, as reasonably estimated by Landlord, of the repair and restoration work to be performed by Landlord in accordance with section 11.1 hereof, or (c) the repair and restoration work to be performed by Landlord in accordance with section 11.1 hereof cannot, as reasonably estimated by Landlord, be completed within six (6) months after the occurrence of such fire or other casualty, then, in any such event, Landlord shall have the right, by giving written notice to Tenant within sixty (60) days after the occurrence of such fire or other casualty, to terminate this Lease as of the date specified in such notice, which date shall be not less than thirty (30) days nor more than sixty (60) days after the date such notice is given. If Landlord does not exercise the right to terminate this Lease in accordance with this section 11.2, Landlord shall repair such damage and restore the Building and the Premises in accordance with section 11.1 hereof and this Lease shall, subject to the provisions of this Article 11, remain in full force and effect. A total destruction of the Building shall automatically terminate this Lease effective as of the date of such total destruction.

ARTICLE 12
Subrogation
     12.1 Tenant waives on behalf of its insurers under all policies of property insurance carried by Tenant during the term of this Lease insuring or covering the Premises, or any portion or any contents thereof, or any operations therein, all rights of subrogation which any insurer might otherwise, if at all, have to any claims of Tenant against Landlord. Landlord waives on behalf of its insurers under all policies of property insurance carried by Landlord during the term of this Lease insuring or covering the Building or any portion or any contents thereof, or any operations therein, all rights of subrogation which any insurer might otherwise, if at all, have to any claims of Landlord against Tenant. Landlord and Tenant each shall, prior to or immediately after the date of this Lease, procure from each of its insurers under all such policies of property insurance a waiver of all rights of subrogation as required by this Article 12.
ARTICLE 13
Indemnification and Insurance
     13.1 Tenant hereby waives all claims against Landlord for damage to or loss or theft of any property or for any bodily or personal injury, illness or death of any person in, on or about the Premises or the Building arising at any time and from any cause whatsoever except to the extent caused by the negligence or willful misconduct of Landlord. Tenant shall indemnify and defend Landlord against and hold Landlord harmless from all claims, demands, liabilities, damages, losses, costs and expenses, including, without limitation, reasonable attorneys’ fees, for any damage to any property (including property of employees and invitees of Tenant) or for any bodily or personal injury, illness or death of any person (including employees and invitees of Tenant) (a) occurring in, on or about the Premises or any part thereof arising at any time and from any cause whatsoever except to the extent caused by the negligence or willful misconduct of Landlord or (b) occurring in, on or about any part of the Building other than the Premises arising at any time when and to the extent such damage, bodily or personal injury, illness or death is caused by any act or omission of Tenant or its agents, employees, contractors, invitees or licensees. This Article 13 shall survive the termination of this Lease with respect to any damage, bodily or personal injury, illness or death occurring prior to such termination.
     13.2 Tenant shall, at Tenant’s sole cost and expense, obtain and keep in force during the term of this Lease all risk property insurance on Tenant’s movable furniture, equipment, trade fixtures and personal property in the Premises in an amount not less than eighty percent (80%) of the full replacement cost (without deduction for depreciation) thereof.
     13.3 Tenant shall, at Tenant’s sole cost and expense, obtain and keep in force during the term of this Lease commercial general liability insurance, including contractual liability (specifically covering this Lease), fire legal liability, and premises operations, with a minimum combined single limit in the amount specified in the Basic Lease Information per occurrence for bodily or personal injury to, illness of, or death of persons and damage to property occurring in, on or about the Premises or the Building. All such insurance shall insure the performance by

Tenant of the indemnity agreement as to liability for bodily or personal injury to, illness of, or death of persons and damage to property set forth in section 13.1 hereof.
     13.4 All insurance required under this Article 13 and all renewals thereof shall be issued by good and responsible companies qualified to do and doing business in the State of California. Each policy shall expressly provide that the policy shall not be cancelled or altered without thirty (30) days5 prior written notice to Landlord and shall remain in effect notwithstanding any such cancellation or alteration until such notice shall have been given to Landlord and such period of thirty (30) days shall have expired. All liability insurance under this Article 13 shall name Landlord and any other parties designated by Landlord as an additional insured, shall be primary and noncontributing with any insurance which may be carried by Landlord, and shall expressly provide that Landlord, although named as an insured, shall nevertheless be entitled to recover under the policy for any loss, injury or damage to Landlord. Upon the issuance thereof, Tenant shall deliver each such policy or a certified copy and a certificate thereof to Landlord for retention by Landlord. If Tenant fails to insure or fails to furnish to Landlord upon notice to do so any such policy or certified copy and certificate thereof as required, Landlord shall have the right from time to time to effect such insurance for the benefit of Tenant or Landlord or both of them and all premiums paid by Landlord shall be payable by Tenant as additional rent on demand.
ARTICLE 14
Compliance With Legal Requirements
     14.1 Tenant shall, at its sole cost and expense, promptly comply with all laws, ordinances, rules, regulations, orders and other requirements of any government or public authority now in force or which may hereafter be in force, with the requirements of any board of fire underwriters or other similar body now or hereafter constituted, and with any direction or certificate of occupancy issued pursuant to any law by any governmental agency or officer, insofar as any thereof relate to or affect the condition, use or occupancy of the Premises or the operation, use or maintenance of any equipment, fixtures or improvements in the Premises, excluding requirements of alterations or improvements not related to or affected by Tenant’s acts or use of the Premises or by improvements made by Tenant.
ARTICLE 15
Assignment and Subletting
     15.1 Tenant shall not, directly or indirectly, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, assign this Lease or any interest herein or sublease the Premises or any part thereof, or permit the use or occupancy of the Premises by any person other than Tenant. Tenant shall not, directly or indirectly, without the prior written consent of Landlord, pledge, mortgage or hypothecate this Lease or any interest herein. This Lease shall not, nor shall any interest herein, be assignable as to the interest of Tenant involuntarily or by operation of law without the prior written consent of Landlord. Any of the foregoing acts without such prior written consent of Landlord shall be void and shall, at the option of Landlord, constitute a default that entitles Landlord to terminate this Lease. Without limiting or excluding other reasons for withholding Landlord’s consent, Landlord shall have the right to withhold consent if the proposed assignee or subtenant or the use of the Premises to be made by the proposed assignee or subtenant is not consistent with the character and nature of other tenants and uses in the Building or is prohibited by this Lease or if it is not demonstrated to the satisfaction of Landlord that the proposed assignee or subtenant has good business and moral character and reputation and, in the case of the proposed assignee, is financially able to perform all of the obligations of Tenant under this Lease. Any such consent by Landlord shall not release Tenant from any of Tenant’s obligations and liabilities under this Lease or be deemed to be a consent to any subsequent pledge, mortgage, hypothecation, assignment, sublease, or occupation or use by another person. Tenant agrees that the instrument by which any assignment or sublease to which Landlord consents is accomplished shall expressly provide that the assignee or subtenant will perform and observe those agreements, covenants and conditions to be performed and observed by Tenant under this Lease that are assumed by the assignee or subtenant as and when performance and observance is due after the effective date of the assignment or sublease and that Landlord will have the right to enforce such agreements, covenants and conditions directly against such assignee or subtenant. Tenant shall in all cases remain liable and responsible for the performance by any assignee or subtenant of all such agreements, covenants and conditions. Any assignment or sublease without an instrument containing the foregoing provisions shall be void and shall, at the option of Landlord, constitute a default that entitles Landlord to terminate this Lease.
     15.2 If Tenant wishes to assign this Lease or sublease all or any part of the Premises, Tenant shall give written notice to Landlord identifying the intended assignee or subtenant by name and address and specifying all of the terms of the intended assignment or sublease. Tenant shall give Landlord such additional information concerning the intended assignee or subtenant or the intended assignment or sublease as Landlord requests.
     15.3 If Landlord consents in writing, Tenant may complete the intended assignment or sublease subject to the following covenants and conditions: (a) the assignment or sublease shall be on the same terms as set forth in the written notice given by Tenant to Landlord, (b) no assignment or sublease shall be valid and no assignee or subtenant shall take possession of the Premises or any part thereof until an executed duplicate original of such assignment or sublease has been delivered to Landlord, (c) no assignee or subtenant shall have a right further to assign or sublease, and (d) all “excess rent” (as hereinafter defined) derived from such assignment or sublease shall be divided and paid fifty percent (50%) to Tenant and fifty percent (50%) to Landlord. Landlord’s share of such excess rent shall be deemed to be, and shall be paid by Tenant to Landlord as, additional rent. Tenant shall pay Landlord’s share of such excess rent to Landlord immediately as and when such excess rent is receivable by Tenant. As used in this section 15.3, “excess rent” shall mean the amount by which the total money and other economic consideration to be paid by the assignee or subtenant as a result of an assignment or sublease, whether denominated rent or otherwise, exceeds, in the aggregate, the total amount of rent which Tenant is obligated to pay to Landlord under this Lease (prorated to reflect the rent allocable to the portion of the Premises subject to such assignment or sublease), less the reasonable costs paid by Tenant for additional improvements installed in the portion of the Premises subject to such assignment or sublease by Tenant at Tenant’s sole cost and expense for the specific assignee or subtenant in question and reasonable leasing costs (such as brokers’ commissions but excluding carrying costs due to vacancy or any other cause) paid by Tenant in connection with such assignment or sublease, which costs of additional improvements and leasing costs shall be amortized without interest over the term of such assignment or sublease.
     15.4 No assignment or sublease whatsoever shall release Tenant from Tenant’s obligations and liabilities under this Lease or alter the primary liability of Tenant to pay the rent and to perform all other obligations to be performed by Tenant hereunder. The acceptance of rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision of this Lease. Consent to one assignment or sublease shall not be deemed consent to any subsequent assignment or sublease. In the event of default by any assignee of Tenant or any successor of Tenant in the performance of any obligation to be performed by Tenant under this Lease, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee or successor.
     15.5 Notwithstanding the provisions of this Article 15, Tenant may assign this Lease or sublease the Premises or any portion thereof, without Landlord’s consent and without releasing Tenant from any obligation or liability under this Lease, to any corporation or other entity which controls, is controlled by or is under control with Tenant, or to any corporation or other entity resulting from a merger with Tenant, or to any corporation or other entity that acquires all or substantially all of the assets of Tenant as a going concern, provided any such corporation or other entity assumes in writing the obligations of Tenant under this Lease, and in that case Landlord shall have no right to receive excess rent pursuant to section 15.3 hereof. For the purpose of this section 15.5, “control” means the direct or indirect ownership of fifty percent (50%) or more of the capital, profits and voting rights of the corporation or other entity in question.
     15.6 Notwithstanding the provisions of this Article 15, Tenant shall have the right to permit the use or occupancy of space in the Premises by Bay City Capital LLC or by clients or portfolio companies of Bay City Capital LLC in the ordinary course of Bay City Capital LLC’s business, provided Tenant does not subdivide the Premises or create separate entrances to the Premises for any such purpose. Such use or occupancy shall not constitute a sublease for the purposes of this Article 15 and shall not require the consent of Landlord, but Tenant shall continue to be liable for all agreements, covenants and conditions to be performed and observed by Tenant under this Lease without regard to such use or occupancy. Any rent or other payment received by Tenant on account of any such use or occupancy shall not be included in excess rent for the purpose of section 15.3 hereof.
ARTICLE 16
Rules and Regulations
     16.1 Tenant shall faithfully observe and comply with the rules and regulations (the “Rules and Regulations”) set forth in Exhibit C and, after notice thereof, all modifications thereof and additions thereto from time to time made in writing by Landlord. If there is any conflict, this Lease shall prevail over the Rules and Regulations and any modifications thereof or additions thereto. Landlord shall not be responsible to Tenant for the noncompliance by any other tenant or occupant of the Building with any Rules and Regulations.
ARTICLE 17
Entry by Landlord
     17.1 Landlord shall have the right to enter the Premises at any time upon reasonable prior notice (except notice shall not be required in an emergency) to (a) inspect the Premises, (b) exhibit the Premises to prospective purchasers, lenders or, during the last six (6) months of the term of this Lease, tenants, (c) determine whether Tenant is performing all of its obligations hereunder, (d) supply any service to be provided by Landlord, (e) post notices of nonresponsibility, and (f) make any repairs to the Premises, or make any repairs to any adjoining space or utility services, or make any repairs, alterations or improvements to any other portion of the Building, provided all such work shall be done as promptly as reasonably practicable and so as to cause as little interference to Tenant as reasonably practicable. Tenant waives all claims for damages for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises or any other loss occasioned by such entry. Landlord shall at all times have and retain a key with which to unlock all of the doors in, on or about the Premises (excluding Tenant’s vaults, safes and similar areas designated in writing by Tenant and approved in writing by Landlord in advance), and Landlord shall have the right to use any and all means which Landlord may deem proper to open such doors in an emergency to obtain entry to the Premises. Any entry to the Premises obtained by Landlord by any of such means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into or a detainer of the Premises or an eviction, actual or constructive, of Tenant from the Premises or any portion thereof.
ARTICLE 18
Events of Default
     18.1 The occurrence of any one or more of the following events (“Event of Default”) shall constitute a breach of this Lease by Tenant:
     (a) Tenant fails to pay any monthly rent as and when such monthly rent becomes due and payable and such failure continues for more than three (3) days after Landlord gives written notice thereof to Tenant; provided, however, that after the second such failure in a calendar year, only the passage of time, but no further notice, shall be required to establish an Event of Default in the same calendar year; or
     (b) Tenant fails to pay any additional rent or other amount of money or charge payable by Tenant hereunder as and when such additional rent or amount or charge becomes due and payable and such failure continues for more than ten (10) days after Landlord gives written notice thereof to Tenant; provided, however, that after the second such failure in a calendar year, only the passage of time, but no further notice, shall be required to establish an Event of Default in the same calendar year; or
     (c) Tenant fails to perform or observe any other agreement, covenant or condition of this Lease to be performed or observed by Tenant as and when performance or observance is due and such failure continues for more than ten (10) days after Landlord gives written notice thereof to Tenant; provided, however, that if, by the nature of such agreement, covenant or condition, such failure cannot reasonably be cured within such period of ten (10) days, an Event of Default shall not exist as long as Tenant commences with due diligence and dispatch the curing of such failure within such period of ten (10) days and, having so commenced, thereafter prosecutes with diligence and dispatch and completes the curing of such failure; or
     (d) Tenant (i) is generally not paying its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy or liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers of Tenant or of any substantial part of Tenant’s property, or (v) takes action for the purpose of any of the foregoing; or
     (e) A court or governmental authority of competent jurisdiction enters an order appointing, without consent by Tenant, a custodian, receiver, trustee or other officer with similar powers with respect to Tenant or with respect to any substantial part of Tenant’s property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of Tenant, or if any such petition is filed against Tenant and such petition is not dismissed within sixty (60) days; or
     (f) This Lease or any estate of Tenant hereunder is levied upon under any attachment or execution and such attachment or execution is not vacated within thirty (30) days; or
     (g) Tenant abandons the Premises.
ARTICLE 19
Remedies Upon Default
     19.1 Landlord shall have the remedy described in California Civil Code section 1951.2. If an Event of Default occurs, Landlord at any time thereafter shall have the right to give a written termination notice to Tenant (which may be included in a single notice given by Landlord under section 18.1 hereof) and on the date specified in such notice, Tenant’s right to possession shall terminate and this Lease shall terminate. Upon such termination, Landlord shall have the right to recover from Tenant:
     (a) The worth at the time of award of all unpaid rent which had been earned at the time of termination;

     (b) The worth at the time of award of the amount by which all unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided;
     (c) The worth at the time of award of the amount by which all unpaid rent for the balance of the term of this Lease after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; and
     (d) All other amounts necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom. The “worth at the time of award” of the amounts referred to in clauses (a) and (b) above shall be computed by allowing interest at the rate of ten percent (10%) per annum. The “worth at the time of award” of the amount referred to in clause (c) above shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). For the purpose of determining unpaid rent under clauses (a), (b) and (c) above, the rent reserved in this Lease shall be deemed to be the total rent payable by Tenant under Articles 3 and 5 hereof.
     19.2 Landlord shall have the remedy described in California Civil Code section 1951.4. Even though Tenant has breached this Lease and an Event of Default has occurred, this Lease shall continue in effect for so long as Landlord does not terminate Tenant’s right to possession, and Landlord shall have the right to enforce all its rights and remedies under this Lease, including the right to recover all rent as it becomes due under this Lease. Acts of maintenance or preservation or efforts to relet the Premises or the appointment of a receiver upon initiative of Landlord to protect Landlord’s interest under this Lease shall not constitute a termination of Tenant’s right to possession unless written notice of termination is given by Landlord to Tenant.
     19.3 The remedies provided for in this Lease are in addition to all other remedies available to Landlord at law or in equity by statute or otherwise.
ARTICLE 20
Landlord’s Right to Cure Defaults
     20.1 All agreements to be performed by Tenant under this Lease shall be at Tenant’s sole cost and expense and without any abatement of rent. If Tenant fails to pay any sum of money required to be paid by Tenant hereunder or fails to perform any other act on Tenant’s part to be performed hereunder, Landlord shall have the right, but shall not be obligated, and without waiving or releasing Tenant from any obligations of Tenant, to make any such payment or to perform any such other act on behalf of Tenant in accordance with this Lease. All sums so paid by Landlord and all necessary incidental costs shall be deemed additional rent hereunder and shall be payable by Tenant to Landlord on demand, together with interest on all such sums from the date of expenditure by Landlord to the date of repayment by Tenant at the rate of ten percent (10%) per annum. Landlord shall have, in addition to all other rights and remedies of Landlord, the same rights and remedies in the event of the nonpayment of such sums plus interest by Tenant as in the case of default by Tenant in the payment of rent.
ARTICLE 21
Eminent Domain
     21.1 If a material part of the Premises is taken by exercise of the power of eminent domain before the Commencement Date or during the term of this Lease, Landlord and Tenant each shall have the right, by giving written notice to the other within thirty (30) days after the date of such taking, to terminate this Lease. If either Landlord or Tenant exercises such right to terminate this Lease in accordance with this section 21.1, this Lease shall terminate as of the date of such taking. If neither Landlord nor Tenant exercises such right to terminate this Lease in accordance with this section 21.1, or if less than a material part of the Premises is so taken, this Lease shall terminate as to the portion of the Premises so taken as of the date of such taking and shall remain in full force and effect as to the portion of the Premises not so taken, and the Base Rent and Tenant’s Percentage Share shall be reduced as of the date of such taking in the proportion that the usable area of the Premises so taken bears to the total usable area of the Premises. If all of the Premises is taken by exercise of the power of eminent domain before the Commencement Date or during the term of this Lease, this Lease shall terminate as of the date of such taking.
     21.2 If all or any part of the Premises is taken by exercise of the power of eminent domain, all awards, compensation, damages, income, rent and interest payable in connection with such taking shall, except as expressly set forth in this section 21.2, be paid to and become the property of Landlord, and Tenant hereby assigns to Landlord all of the foregoing. Without limiting the generality of the foregoing, Tenant shall have no claim against Landlord or the entity exercising the power of eminent domain for the value of the leasehold estate created by this Lease or any unexpired term of this Lease. Tenant shall have the right to claim and receive directly from the entity exercising the power of eminent domain only the share of any award determined to be owing to Tenant for the taking of improvements installed in the portion of the Premises so taken by Tenant at Tenant’s sole cost and expense based on the unamortized cost paid by Tenant for such improvements, for the taking of Tenant’s movable furniture, equipment, trade fixtures and personal property, for loss of goodwill, for interference with or interruption of Tenant’s business, or for removal and relocation expenses, but only if such share does not reduce the amount otherwise payable to Landlord.
     21.3 As used in this Article 21, a “taking” means the acquisition of all or part of the Premises for a public use by exercise of the power of eminent domain and the taking shall be considered to occur as of the earlier of the date on which possession of the Premises (or part so taken) by the entity exercising the power of eminent domain is authorized as stated in an order for possession or the date on which title to the Premises (or part so taken) vests in the entity exercising the power of eminent domain.

ARTICLE 22
Subordination to Mortgages
     22.1 This Lease shall be subject and subordinate at all times to the lien of all mortgages and deeds of trust securing any amount or amounts whatsoever which may now exist or hereafter be placed on or against the Building or on or against Landlord’s interest or estate therein, all without the necessity of having further instruments executed by Tenant to effect such subordination. Notwithstanding the foregoing, in the event of a foreclosure of any such mortgage or deed of trust or of any other action or proceeding for the enforcement thereof, or of any sale thereunder, this Lease shall not be terminated or extinguished, nor shall the rights and possession of Tenant hereunder be disturbed, if no Event of Default exists under this Lease, and Tenant shall attorn to the person who acquires Landlord’s interest hereunder through any such mortgage or deed of trust. Tenant agrees to execute, acknowledge and deliver upon demand such further instruments evidencing such subordination of this Lease to the lien of all such mortgages and deeds of trust as may reasonably be required by Landlord, but Tenant’s covenant to subordinate this Lease to mortgages or deeds of trust hereafter executed is conditioned upon each such senior mortgage or deed of trust, or a separate subordination agreement, containing the commitments specified in the preceding sentence.
ARTICLE 23
No Merger
     23.1 The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger and shall, at the option of Landlord, terminate all or any existing subleases or subtenancies or operate as an assignment to Landlord of any or all such subleases or subtenancies.
ARTICLE 24
Sale
     24.1 If the original Landlord hereunder, or any successor owner of the Building, sells or conveys the Building, all liabilities and obligations on the part of the original Landlord, or such successor owner, under this Lease accruing after such sale or conveyance shall terminate and the original Landlord, or such successor owner, shall automatically be released therefrom, and thereupon all such liabilities and obligations shall be binding upon the new owner. Tenant agrees to attorn to such new owner.

ARTICLE 25
Estoppel Certificate
     25.1 At any time and from time to time, Tenant shall, within ten (10) days after written request by Landlord, execute, acknowledge and deliver to Landlord a certificate certifying: (a) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect as modified, and stating the date and nature of each modification); (b) the Commencement Date and the Expiration Date determined in accordance with Article 2 hereof and the date, if any, to which all rent and other sums payable hereunder have been paid; (c) that no notice has been received by Tenant of any default by Tenant hereunder which has not been cured, except as to defaults specified in such certificate; (d) that Landlord is not in default hereunder, except as to defaults specified in such certificate; and (e) such other matters as may be reasonably requested by Landlord or any actual or prospective purchaser or mortgage lender. Any such certificate may be relied upon by Landlord and any actual or prospective purchaser, mortgagee or beneficiary under any deed of trust of the Building or any part thereof.
ARTICLE 26
Holding Over
     26.1 If, with the written consent of Landlord, Tenant holds possession of the Premises after expiration of the term of this Lease, Tenant shall become a tenant from month to month upon the terms herein specified but at a Base Rent equal to one hundred fifty percent (150%) of the then prevailing Base Rent paid by Tenant at the expiration of the term of this Lease pursuant to Article 3 hereof, payable in advance on or before the first day of each month. Such month to month tenancy may be terminated by either Landlord or Tenant by giving thirty (30) days’ written notice of termination to the other at any time.
ARTICLE 27
Abandonment
     27.1 If Tenant abandons or surrenders the Premises, or is dispossessed by process of law or otherwise, any movable furniture, equipment, trade fixtures or personal property belonging to Tenant and left in the Premises shall be deemed to be abandoned, at the option of Landlord, and Landlord shall have the right to sell or otherwise dispose of such personal property in any commercially reasonable manner.

ARTICLE 28
Security Deposit
     28.1 Upon signing this Lease, Tenant shall pay to Landlord (a) an amount equal to the Base Rent for the first month of the term of this Lease, which amount Landlord shall apply to the Base Rent for such first month, and (b) the amount specified in the Basic Lease Information (the “Deposit”). Landlord shall hold the Deposit as security for the faithful performance and observance by Tenant of all of the agreements, covenants and conditions of this Lease to be performed and observed by Tenant, and Tenant shall not be entitled to interest thereon. If Tenant fails to perform or observe any of the agreements, covenants and conditions of this Lease to be performed or observed by Tenant, then Landlord shall have the right, but shall not be obligated, to apply the Deposit, or so much thereof as may be necessary, to cure any such failure by Tenant. Without limiting the foregoing, Landlord shall have the right to apply the Deposit to future rent damages Landlord may recover from Tenant at any time under California Civil Code section 1951.2 If Landlord applies the Deposit or any part thereof to cure any such failure by Tenant, then Tenant shall immediately pay to Landlord the sum necessary to restore the Deposit to the full amount specified in this Article 28. Subject to Landlord’s right to apply the Deposit to such future rent damages and as long as no Event of Default exists, any remaining portion of the Deposit shall be returned to Tenant following the termination of this Lease. Tenant waives California Civil Code section 1950.7. Upon termination of the original Landlord’s or any successor owner’s interest in the Premises or the Building, the original Landlord or such successor owner shall be released from further liability with respect to the Deposit upon the original Landlord’s or such successor owner’s transferring the Deposit (after any deductions made under this Article 28) to the successor in interest and thereafter giving notice of the transfer, with the transferee’s name and address, to Tenant in accordance with this Lease.
ARTICLE 29
Waiver
     29.1 The waiver by Landlord or Tenant of any breach of any agreement, covenant or condition in this Lease shall not be deemed to be a waiver of any subsequent breach of the same or any other agreement, covenant or condition in this Lease, nor shall any custom or practice which may grow up between Landlord and Tenant in the administration of this Lease be construed to waive or to lessen the right of Landlord or Tenant to insist upon the performance by Landlord or Tenant in strict accordance with this Lease. The subsequent acceptance of rent hereunder by Landlord or the payment of rent by Tenant shall not waive any preceding breach by Tenant of any agreement, covenant or condition in this Lease, nor cure any Event of Default, nor waive any forfeiture of this Lease or unlawful detainer action, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord’s or Tenant’s knowledge of such preceding breach at the time of acceptance or payment of such rent.

ARTICLE 30
Notices
     30.1 All notices that may be given or are required to be given by either Landlord or Tenant to the other under this Lease shall be in writing and shall be either hand delivered or deposited in the United States mail, postage prepaid, certified mail with return receipt requested, and addressed as follows: to Tenant, before the Commencement Date, at the address of Tenant specified in the Basic Lease Information, or at such other place as Tenant may from time to time designate in a notice to Landlord, and, after the Commencement Date, to Tenant at the Premises, or at such other place as Tenant may from time to time designate in a notice to Landlord; to Landlord at the address of Landlord specified in the Basic Lease Information, or at such other place as Landlord may from time to time designate in a notice to Tenant. All notices shall be effective on the date of delivery. If any notice is not delivered or cannot be delivered because the receiving party changed the address of the receiving party and did not previously give notice of such change to the sending party, or due to a refusal to accept the notice by the receiving party, such notice shall be effective on the date delivery is attempted. Any notice under this Lease may be given on behalf of a party by the attorney for such party.
ARTICLE 31
Miscellaneous
     31.1 The words “Landlord” and “Tenant” as used herein shall include the plural as well as the singular. If there is more than one Tenant, the obligations hereunder imposed upon Tenant shall be joint and several. Time is of the essence of this Lease and each and all of its provisions. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant. Subject to Article 15 hereof, this Lease shall benefit and bind Landlord and Tenant and the personal representatives, heirs, successors and assigns of Landlord and Tenant. Tenant shall not, without the prior written consent of Landlord, use the name of the Building for any purpose other than as the address of the business to be conducted by Tenant in the Premises. If any provision of this Lease is determined to be illegal or unenforceable, such determination shall not affect any other provision of this Lease and all such other provisions shall remain in full force and effect. If Tenant requests the consent or approval of Landlord to any assignment, sublease or other action by Tenant, Tenant shall pay on demand to Landlord all reasonable costs and expenses, including, without limitation, reasonable attorneys’ fees, incurred by Landlord in connection therewith. This Lease shall be governed by and construed in accordance with the laws of the State of California.
     31.2 Tenant acknowledges that the late payment by Tenant of any monthly installment of Base Rent or additional monthly rent will cause Landlord to incur costs and expenses, the exact amount of which is extremely difficult and impractical to fix. Such costs and expenses will include, without limitation, administration and collection costs and processing and accounting expenses. Therefore, if any monthly installment of Base Rent or additional monthly rent is not received by Landlord from Tenant within five (5) days after such installment is due, Tenant shall immediately pay to Landlord a late charge equal to four percent (4%) of such delinquent installment. Landlord and Tenant agree that such late charge represents a reasonable estimate of such costs and expenses and is fair compensation to Landlord for its loss suffered by Tenant’s failure to make timely payment. In no event shall such late charge be deemed to grant to Tenant a grace period or extension of time within which to pay any monthly rent or prevent Landlord from exercising any right or remedy available to Landlord upon Tenant’s failure to pay each installment of monthly rent due under this Lease in a timely fashion, including the right to terminate this Lease. All amounts of money payable by Tenant to Landlord hereunder, if not paid when due, shall bear interest from the due date until paid at the rate often percent (10%) per annum.
     31.3 If there is any legal action or proceeding between Landlord and Tenant to enforce any provision of this Lease or to protect or establish any right or remedy of either Landlord or Tenant hereunder, the unsuccessful party to such action or proceeding shall pay to the prevailing party all costs and expenses, including reasonable attorneys’ fees, incurred by such prevailing party in such action or proceeding and in any appeal in connection therewith. If such prevailing party recovers a judgment in any such action, proceeding or appeal, such costs, expenses and attorneys’ fees shall be included in and as a part of such judgment.
     31.4 Exhibit A (Plan Outlining the Premises), Exhibit B (Initial Improvement of the Premises) and Exhibit C (Rules and Regulations) are attached to and made a part of this Lease. Landlord and Tenant agree that the rentable areas of the Building and the Premises are accurately set forth in the Basic Lease Information.
ARTICLE 32
Financing Condition
     32.1 Landlord may obtain secured (mortgage) financing for the Building. If any lender secured or to be secured by a mortgage or deed of trust should require, as a condition to such financing, either execution by Tenant of an agreement requiring Tenant to send such lender written notice of any default by Landlord under this Lease, giving such lender the right to cure such default until such lender has completed foreclosure and preventing Tenant from terminating this Lease unless such default remains uncured after foreclosure has been completed, or any modification of the agreements, covenants or conditions of this Lease, or both of them, then Tenant agrees to execute and deliver such agreement and to modify this Lease as required by such lender; provided, however, that no such modification shall affect the length of the term hereof or increase the rent payable by Tenant under Article 3 hereof or otherwise increase Tenant’s obligations or decrease Tenant’s rights under this Lease in any material respect. If Tenant fails to execute any such agreement or modification within fifteen (15) days after receipt thereof, Landlord shall have the right, by giving written notice to Tenant, to terminate this Lease and, upon giving such notice, Landlord shall refund to Tenant any unearned rent and the Deposit, if any, this Lease shall terminate, and Landlord and Tenant each shall be released from further obligations to the other under this Lease except for matters occurring or obligations arising prior to the date of such termination.

ARTICLE 33
Real Estate Brokers
     33.1 Tenant warrants and represents that it has negotiated this Lease directly with the real estate brokers specified in the Basic Lease Information and has not authorized or employed, or acted by implication to authorize or to employ, any other real estate broker or salesperson to act for Tenant in connection with this Lease. Tenant shall indemnify and defend Landlord against and hold Landlord harmless from all claims, demands, liabilities, damages, losses, costs and expenses, including, without limitation, reasonable attorneys’ fees, arising from any claim for any compensation, commission or finder’s fee by any real estate broker or salesperson actually or allegedly representing or acting on behalf of Tenant other than those specified in this Article 33.
ARTICLE 34
Corporate Authority
     34.1 If Tenant is a corporation, Tenant represents and warrants that (a) Tenant is duly incorporated and validly existing under the laws of its state of incorporation, (b) Tenant is qualified to do business in California, (c) Tenant has full corporate right and authority to enter into this Lease and to perform all of Tenant’s obligations hereunder, and (d) each person signing this Lease on behalf of the corporation is duly and validly authorized to do so. Concurrently with signing this Lease, Tenant shall deliver to Landlord a true and correct copy of resolutions duly adopted by the board of directors of Tenant, certified by the secretary or assistant secretary of Tenant to be true and correct, unmodified and in full force, which authorize and approve this Lease and authorize each person signing this Lease on behalf of Tenant to do so.
ARTICLE 35
Complete Agreement
     35.1 There are no oral agreements between Landlord and Tenant affecting this Lease. There are no representations between Landlord and Tenant or between any real estate broker and Tenant other than those, if tiny, expressly set forth in this Lease. This Lease constitutes the entire and integrated agreement between Landlord and Tenant relating to the Building, the Premises and the subject matter of this Lease and supersedes all prior agreements, understandings, offers and negotiations, oral or written, with respect thereto. This Lease may not be amended or modified in any respect whatsoever except by an agreement in writing signed by Landlord and Tenant.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the date first hereinabove written.

/s/ J. P. Edmondson

James P. Edmondson

VIA PHARMACEUTICALS, INC.,
a Delaware corporation

By	/s/ Lawrence K. Cohen

Title	CEO

By	/s/ Brendan P. Rae

Title	V. P. Business Development

EXHIBIT A
Plan Outlining the Premises

A-1

EXHIBIT B
Initial Improvement of the Premises
     1. Landlord’s Work. Landlord shall, through Landlord’s contractor, perform the following work in the Premises at the expense of Landlord: touch up paint as needed; clean existing carpet; and replace existing vinyl composite tile in one room with Building standard carpet.
     2. Other Work by Tenant. All other work in the Premises, such as the furnishing and installing of furniture, telephone equipment and wiring and office equipment, shall be furnished and installed by Tenant at Tenant’s expense. Tenant shall adopt a schedule in conformance with the schedule of Landlord’s contractor and conduct its work in such a manner as to maintain harmonious labor relations and as not to interfere with or delay the work of Landlord’s contractor. Tenant’s contractors, subcontractors and labor shall be acceptable to and approved in writing by Landlord and shall be subject to the administrative supervision of Landlord’s contractor. Contractors and subcontractors engaged by Tenant shall employ workers and means to ensure so far as may be possible the progress of the work of Landlord’s contractor without interruption on account of strikes, work stoppages or similar causes for delay. For the period of two (2) weeks prior to the Commencement Date, Landlord shall give access and entry to the Premises to Tenant and its contractors and subcontractors and reasonable opportunity and time and reasonable use of facilities to enable Tenant to adapt the Premises for Tenant’s use.
     3. Requirements. All work performed in the Premises by Tenant or Tenant’s contractor in connection with improvements shall be subject to Article 8 and the following additional requirements:
     (a) Such work shall not proceed until Landlord has approved in writing: (i) Tenant’s contractor, (ii) the amount and coverage of public liability and property damage insurance, with Landlord named as an additional insured, carried by Tenant’s contractor, (iii) complete and detailed plans and specifications for such work, and (iv) a schedule for the work.
     (b) All work shall be done in conformity with a valid permit when required, a copy of which shall be furnished to Landlord before such work is commenced. In any case, all such work shall be performed in accordance with all applicable laws. Notwithstanding any failure by Landlord to object to any such work, Landlord shall have no responsibility for Tenant’s failure to comply with applicable laws.
     (c) All work by Tenant or Tenant’s contractor shall be done with union labor in accordance with all union labor agreements applicable to the trades being employed.
     (d) All work by Tenant or Tenant’s contractor shall be scheduled through Landlord.
     (e) Tenant or Tenant’s contractor shall arrange for necessary utility and elevator service, on a nonexclusive basis, with Landlord’s contractor and shall pay such costs for such services as may be charged by Landlord’s contractor. Landlord shall have the right to require

B-1

any necessary movement of materials by the elevator to be done after regular working hours at the expense of Tenant.
     (f) Tenant’s entry on the Premises for any purpose, including, without limitation, inspection or performance of improvement work by Tenant, prior to the Commencement Date shall be subject to all of the agreements and covenants of Tenant in this Lease except the payment of rent. Entry by Tenant shall include entry by Tenant’s officers, employees, contractors, licensees, agents, servants, guests, invitees or visitors.
     (g) Tenant shall be responsible for cleaning the Premises and removing all debris. All completed work shall be subject to inspection and acceptance by Landlord. Tenant shall promptly reimburse Landlord upon demand for all extra expense incurred by Landlord by reason of faulty work done by Tenant or Tenant’s contractor, or by reason of any delays caused by work done by Tenant or Tenant’s contractor, or by reason of inadequate cleanup by Tenant or Tenant’s contractor.

B-2

EXHIBIT C
Rules and Regulations
     1. Common Areas. The sidewalks, halls, passages, exits, entrances, elevators and stairways of the Building shall not be obstructed by Tenant or used for any purpose other than for ingress to and egress from the Premises. The halls, passages, exits, entrances, elevators and stairways are not for the general public and Landlord shall in all cases have the right to control and prevent access thereto of all persons (including, without limitation, messengers or delivery personnel) whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation or interests of the Building and its tenants. Messengers and delivery personnel shall not be permitted beyond the security guard desk in the lobby of the Building. All deliveries and pick-ups by messengers and delivery personnel shall be effected only at the security guard desk in the lobby of the Building. Neither Tenant nor any agent, employee, contractor, invitee or licensee of Tenant shall go upon the roof of the Building. Landlord shall have the right at any time, without the same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor, to change the arrangement or location of entrances or passageways, doors or doorways, corridors, elevators, stairs, toilets and other common areas of the Building.
     2. Signs. No sign, placard, picture, name, advertisement or notice visible from the exterior of the Premises shall be inscribed, painted, affixed or otherwise displayed by Tenant on any part of the Building or the Premises without the prior written consent of Landlord. Landlord will adopt and furnish to tenants general guidelines relating to signs inside the Building. Tenant agrees to conform to such guidelines. All approved signs or lettering shall be printed, painted, affixed or inscribed at the expense of Tenant by a person approved by Landlord. Material visible from outside the Building will not be permitted.
     3. Prohibited Uses. The Premises shall not be used for the storage of merchandise held for sale to the general public or for lodging. No cooking shall be done or permitted on the Premises except that private use by Tenant of Underwriters’ Laboratory-approved equipment for warming food or for brewing coffee, tea, hot chocolate and similar beverages will be permitted, provided that such use is in accordance with all applicable Federal, state and municipal laws, codes, ordinances, rules and regulations.
     4. Janitorial Service. Tenant shall not employ any person other than the janitor of Landlord for the purpose of cleaning the Premises unless otherwise agreed to by Landlord in writing. Except with the written consent of Landlord, no persons other than those approved by Landlord shall be permitted to enter the Building for the purpose of cleaning the Premises. Tenant shall not cause any unnecessary labor by reason of Tenant’s carelessness or indifference in the preservation of good order and cleanliness. Landlord shall not be responsible to Tenant for any loss of property in the Premises, however occurring, or for any damage done to the effects of Tenant by the janitor or any other employee or any other person.
     5. Keys. Landlord will furnish Tenant without charge with two (2) keys to each door lock provided in the Premises by Landlord. Tenant shall not alter any lock or install a new or additional lock or any bolt on any door of the Premises. Tenant, upon the termination of this Lease, shall deliver to Landlord all keys to doors in the Building.
     6. Moving Procedures. Landlord shall designate appropriate entrances for deliveries or other movement to or from the Premises of equipment, materials, supplies, furniture or other property, and Tenant shall not use any other entrances for such purposes. All moves shall be scheduled and carried out during non-business hours of the Building. All persons employed and means or methods used to move equipment, materials, supplies, furniture or other property in or out of the Building must be approved by Landlord prior to any such movement. Landlord shall have the right to prescribe the maximum weight, size and position of all equipment, materials, furniture or other property brought into the Building. Heavy objects shall, if considered necessary by Landlord, stand on a platform of such thickness as is necessary properly to distribute the weight. Landlord will not be responsible for loss of or damage to any such property from any cause, and all damage done to the Building by moving or maintaining such property shall be repaired at the expense of Tenant.
     7. No Nuisances. Tenant shall not use or keep in the Premises or the Building any kerosene, gasoline or inflammable or combustible fluid or material other than limited quantities thereof reasonably necessary for the operation or maintenance of office equipment. Tenant shall not use any method of heating or air conditioning other than that supplied by Landlord. Tenant shall not use or keep or permit to be used or kept any foul or noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors or vibrations, or interfere in any way with other tenants or those having business in the Building, nor shall any animals be brought or kept in the Premises or the Building.
     8. Change of Address. Landlord shall have the right, exercisable without notice and without liability to Tenant, to change the name or street address of the Building or the room or suite number of the Premises.
     9. Business Hours. Landlord establishes the hours of 8 A.M. to 5 P.M. Monday through Friday, except union holidays and legal holidays, as reasonable and usual business hours for the purposes of section 7.2 of this Lease. If Tenant requests electricity or heat or air conditioning or any other services during any other hours or on any other days, and if Landlord is able to provide the same, Tenant shall pay Landlord such charge as Landlord shall establish from time to time for providing such services during such hours. Any such charges which Tenant is obligated to pay shall be deemed to be additional rent under this Lease.
     10. Access to Building. Landlord reserves the right to exclude from the Building during the evening, night and early morning hours beginning at 5 P.M. and ending at 8 A.M. Monday through Friday, and at all hours on Saturdays, Sundays, union holidays and legal holidays, all persons who do not present identification acceptable to Landlord. Tenant shall provide Landlord with a list of all persons authorized by Tenant to enter the Premises and shall be liable to Landlord for all acts of such persons. Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In the case of invasion, mob, riot, public excitement or other circumstances rendering such action advisable in Landlord’s opinion, Landlord reserves the right to prevent access to the Building during the continuance of the same by such action as Landlord may deem appropriate, including closing doors.
     11. Building Directory. The directory of the Building will be provided for the display of the name and location of Tenant and a reasonable number of the principal officers and employees of Tenant at the expense of Tenant. Landlord reserves the right to restrict the amount of directory space utilized by Tenant.
     12. Window Coverings. No curtains, draperies, blinds, shutters, shades, screens or other coverings, hangings or decorations shall be attached to, hung or placed in, or used in connection with any window of the Building without the prior written consent of Landlord. In any event, with the prior written consent of Landlord, such items shall be installed on the office side of Landlord’s standard window covering and shall in no way be visible from the exterior of the Building. Tenant shall keep window coverings closed when the effect of sunlight (or the lack thereof) would impose unnecessary loads on the Building’s air conditioning systems.
     13. Food and Beverages. Tenant shall not obtain for use in the Premises ice, drinking water, food, beverage, towel or other similar services, except at such reasonable hours and under such reasonable regulations as may be established by Landlord.
     14. Procedures When Leaving. Tenant shall ensure that the doors of the Premises are closed and locked and that all water faucets, water apparatus and utilities are shut off before Tenant and its employees leave the Premises so as to prevent waste or damage. For any default or carelessness in this regard, Tenant shall be liable and pay for all damage and injuries sustained by Landlord or other tenants or occupants of the Building. On multiple-tenancy floors, Tenant shall keep the doors to the Building corridors closed at all times except for ingress and egress.
     15. Bathrooms. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, no foreign substance of any kind whatsoever shall be thrown therein, and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be paid by Tenant if caused by Tenant or its agents, employees, contractors, invitees or licensees.
     16. Prohibited Activities. Except with the prior written consent of Landlord, Tenant shall not sell at retail newspapers, magazines, periodicals, theater or travel tickets or any other goods or merchandise to the general public in or on the Premises, nor shall Tenant carry on or permit or allow any employee or other person to carry on the business of stenography, typewriting, printing or photocopying or any similar business in or from the Premises for the service or accommodation of occupants of any other portion of the Building, nor shall the Premises be used for manufacturing of any kind, or any business or activity other than that specifically provided for in this Lease.
     17. No Antenna. Tenant shall not install any radio or television antenna, loudspeaker, or other device on the roof or exterior walls of the Building. No television or radio or recorder shall be played in such a manner as to cause a nuisance to any other tenant.
     18. Vehicles. There shall not be used in any space, or in the public halls of the Building, either by Tenant or others, any hand trucks except those equipped with rubber tires and side guards or such other material handling equipment as Landlord approves. No other vehicles of any kind shall be brought by Tenant into the Building or kept in or about the Premises.
     19. Trash Removal. Tenant shall store all its trash and garbage within the Premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of office building trash and garbage in the City and County of San Francisco without being in violation of any law or ordinance governing such disposal. All garbage and refuse disposal shall be made only through entryways and elevators provided for such purposes and at such times as Landlord shall designate. Tenant shall crush and flatten all boxes, cartons and containers. Tenant shall pay extra charges for any unusual trash disposal.
     20. No Soliciting. Canvassing, soliciting, distribution of handbills or any other written material and peddling in the Building are prohibited, and Tenant shall cooperate to prevent the same.
     21. Services. The requirements of Tenant will be attended to only upon application in writing at the office of the Building. Personnel of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord.
     22. Waiver. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Building.
     23. Supplemental to Lease. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the agreements, covenants and conditions of this Lease.
     24. Amendments and Additions. Landlord reserves the right to make such other rules and regulations, and to amend or repeal these Rules and Regulations, as in its judgment may from time to time be needed for the safety, care and cleanliness of the Building and for the preservation of good order therein.

LEASE AMENDMENT NO. ONE
     THIS AMENDMENT, made as of January 15, 2008, by and between JAMES P. EDMONDSON (“Landlord”) and VIA PHARMACEUTICALS, INC., a Delaware corporation (“Tenant”),
WITNESSETH:
     Recital of Facts:
     Landlord and Tenant entered into the Office Lease (the “Lease”) dated October 13, 2005. Words defined in the Lease have the same meanings in this Amendment. The Lease covers a portion of the third floor, comprising four thousand seven hundred seventy-six (4,776) square feet of rentable area, of the Building. The term of the Lease began on November 1, 2005, and will end on October 31, 2008. Landlord and Tenant wish to add another portion of the third floor (the “Additional Premises”) of the Building, comprising three thousand four hundred four (3,404) square feet of rentable area, to the Premises and extend the term of the Lease as provided in this Amendment.
     NOW, THEREFORE, in consideration of the covenants in this Amendment, Landlord and Tenant agree as follows:
     1. Additional Premises. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, for the term and subject to the agreements, covenants and conditions set forth in the Lease, as amended by this Amendment, to all of which Landlord and Tenant hereby agree, the Additional Premises in the Building substantially shown outlined on the floor plan attached hereto as Exhibit A and made a part of this Amendment.
     2. Effective Date.
     (a) The Additional Premises shall be added to and become part of the Premises under the Lease, as amended by this Amendment, on the date (the “Additional Premises Effective Date”) that is the earlier to occur of (i) June 1, 2008, or (ii) the date on which Tenant occupies the Additional Premises for the conduct of Tenant’s business.
     (b) Landlord shall deliver possession of the Additional Premises to Tenant promptly after the existing tenant vacates the Additional Premises. Landlord and Tenant acknowledge and agree that an existing tenant under an existing lease presently occupies the Additional Premises and Landlord cannot deliver possession of the Additional Premises to Tenant until such existing lease terminates and such existing tenant vacates the Additional Premises. Prior to the Additional Premises Effective Date, Landlord shall give access and entry to the Premises to Tenant and its contractors and subcontractors for the purpose of Tenant’s constructing and installing improvements in the Additional Premises for Tenant. Tenant’s entry on the Additional Premises for any purpose, including, without limitation, performance of improvement work by Tenant, prior to the Additional Premises Effective Date shall be subject to all of the agreements and covenants of Tenant in the Lease, as amended by this Amendment, except the payment of rent.

     (c) Effective as of the Additional Premises Effective Date, all references to the Premises in the Lease, as amended by this Amendment, shall include the Additional Premises for all purposes. Landlord and Tenant each shall, promptly after the Additional Premises Effective Date occurs, execute and deliver to the other an amendment to the Lease confirming the Additional Premises Effective Date, but the Additional Premises shall be added to the Premises as of the Additional Premises Effective Date whether or not such amendment is executed.
     3. Improvements in Additional Premises. Tenant shall construct and install improvements in the Additional Premises in accordance with Article 8 of the Lease. As Landlord’s contribution on account of the costs of architectural and engineering services and improvement work in the Additional Premises, Landlord shall give Tenant an allowance in the amount of eight-five thousand one hundred dollars ($85,100) (“Landlord’s Contribution”). Upon the written request for disbursements from time to time by Tenant and the receipt and approval by Landlord of invoices, purchase orders, applications and certificates for payment, and other written evidence satisfactory to Landlord showing in reasonable detail the services rendered or the work performed and the costs incurred for improvements in the Additional Premises, Landlord shall pay Landlord’s Contribution directly to Tenant’s architect or engineer and directly to Tenant’s contractor for the account of Tenant in installments as and when such costs of architectural and engineering services and improvement work in the Additional Premises become due and payable until Landlord’s Contribution has been completely expended. The right of Tenant to request, and the obligation of Landlord to make, disbursements of Landlord’s Contribution shall terminate on the date three (3) months after the Additional Premises Effective Date, and thereafter any unused balance of Landlord’s Contribution shall no longer be available. Subject to Landlord’s Contribution, Tenant shall accept the Additional Premises in “as is” condition and Landlord shall have no obligation to construct or install any improvements in the Additional Premises.
     4. Base Rent. Effective as of the Additional Premises Effective Date, the provision in the Basic Lease Information of the Lease for “Base Rent (section 3.1(a))” shall be amended to add the following as the Base Rent for the Additional Premises: During the period from the Additional Premises Effective Date through October 31, 2008, inclusive, the Base Rent for the Additional Premises shall be ten thousand four hundred ninety-five and sixty-seven hundredths dollars ($10,495.67) per month. If the Additional Premises Effective Date is not the first day of a month, the Base Rent for the month in which the Additional Premises Effective Date occurs shall be prorated based on the actual number of days in such month. On the date of this Amendment, Tenant shall pay to Landlord the amount equal to the Base Rent for the Additional Premises for the first month, which amount Landlord shall apply to the Base Rent for the Additional Premises for the first month.
     5. Deposit. Effective as of the Additional Premises Effective Date, the “Deposit (section 28.1)” set forth in the Basic Lease Information of the Lease shall be twenty-seven thousand nine hundred forty-eight and thirty-three hundredths dollars ($27,948.33). On the date of this Amendment, Tenant shall pay to Landlord the additional amount of seventeen thousand nine hundred ninety-eight and thirty-three hundredths dollars ($17,998.33) on account of the Deposit.

     6. Parking. Effective as of the Additional Premises Effective Date, the reference to “One (1)” in “Parking Spaces (section 1.3)” of the Basic Lease Information of the Lease shall be “Two (2).”
     7. Extension of Term. Effective as of November 1, 2008, the following provisions in the Basic Lease Information of the Lease shall be amended to read as follows:
     Premises (section 1.1): A portion of the third floor comprising eight thousand one hundred eighty (8,180) square feet of rentable area
     Parking Spaces (section 1.3): Two (2)
     Term (section 2.1): Four (4) years and seven (7) months
     Commencement Date (section 2.1): November 1, 2008
     Expiration Date (section 2.1): May 31, 2013
     Base Rent (section 3.1(a)): For each period of months set forth below, the corresponding amount of Base Rent per month set forth below:

Period	Base Rent
November 1, 2008-May 31, 2009	$25,221.67
June 1,2009-May 31, 2010	$25,903.33
June 1,2010-May 31, 2011	$26,585.00
June 1,2011-May 31, 2012	$27,266.67
June 1,2012-May 31, 2013	$27,948.33
     Base Expense Year (section 3.1 (b)): 2008
     Base Tax Year (section 3.1 (c)): 2008
     Tenant’s Percentage Share (section 4.1(c)): Eight and seven tenths percent (8.7%)
Deposit (section 28.1): Twenty-seven thousand nine hundred forty-eight and thirty-free hundredths dollars ($27,948.33)
     8. Right to Terminate.
     (a) Effective as of the date of this Amendment, section 2.5 of the Lease, as amended by this Amendment, is amended in its entirety to read as follows:
     2.5 Subject to the provisions of this section 2.5, Tenant shall have the right to terminate this Lease on any date (the “Early Termination Date”) after October 31, 2011. Tenant may exercise such right only if all of the following requirements are satisfied: (a) Tenant gives a written notice exercising such right and designating the Early Termination Date to Landlord at least six (6) months before the Early Termination Date; (b) concurrently with giving such notice, Tenant pays to Landlord an amount equal to the sum of (i) the unamortized cost of the leasing commissions and Landlord’s Contribution paid by Landlord on account of this Lease plus (ii) the Base Rent for two (2) months corresponding to the period set forth in the Basic Lease Information during which the Early Termination Date occurs; and (c) no Event of Default (as hereinafter defined) exists under this Lease when Tenant gives such notice to Landlord. For the purpose of calculating the amount payable by Tenant to Landlord if Tenant exercises such right, the total amount of such leasing commissions and Landlord’s Contribution is one hundred sixty-two thousand nine hundred twenty dollars ($162,920) (less any unused balance of Landlord’s Contribution), the interest rate is eight percent (8%), and the amortization period is four (4) years and seven (7) months from the Commencement Date to the Expiration Date. If Tenant exercises such right in accordance with this section 2.5, the term of this Lease shall end of the Early Termination Date as though the Early Termination Date were the Expiration Date. If Tenant exercises the right to terminate this Lease in accordance with this section 2.5, Landlord and Tenant each shall, promptly after a written request by either party, execute and deliver to the other an amendment to this Lease which confirms the termination of this Lease on the Early Termination Date, but the term of this Lease shall end on the Early Termination Date whether or not such amendment is executed.
     (b) In order to illustrate the calculation of the amount payable by Tenant to Landlord concurrently with Tenant’s giving the written notice exercising the right to terminate this Lease on the Early Termination Date, an Amortization Table is attached hereto as Exhibit C and made a part of this Amendment. The Amortization Table assumes that the total amount of the leasing commissions and Landlord’s Contribution paid by Landlord is one hundred sixty-two thousand nine hundred twenty dollars ($162,920) and no unused balance of Landlord’s Contribution exists. If, for example, Tenant were to designate January 31, 2012, as the Early Termination Date, then the unamortized cost of the leasing commissions and Landlord’s Contribution will be $53,676.75, the Base Rent for two (2) months corresponding to the period during which the Early Termination Date occurs will be $54,533.34, and the total amount payable by Tenant to Landlord concurrently with such notice will be $108,210.09.
     9. Expansion Option.
     (a) A portion of the third floor of the Building, comprising two thousand nine hundred sixty-three (2,963) square feet of rentable area, substantially shown outlined on the floor plan attached hereto as Exhibit B and made a part of this Amendment (the “Expansion Space”) is leased to CSI Telecommunications Inc., a California corporation (“CSI”), pursuant to an existing lease (the “CSI Lease”) between Landlord and CSI. The term of the CSI Lease ends on March 31, 2010. Landlord shall have the right to renew the CSI Lease or extend the term of the CSI Lease or enter into lease with CSI or any affiliate thereof or successor thereto for the Expansion Space and, if Landlord engages in any of the foregoing actions, Tenant shall have no rights whatsoever with respect to the Expansion Space.

     (b) If the CSI Lease terminates and CSI (and any such affiliate or successor) vacates the Expansion Space, then, before Landlord completes a lease of the Expansion Space to a new tenant unrelated to CSI, Landlord shall give a written notice (the “Expansion Offer”) to Tenant in which Landlord sets forth the terms (including, without limitation, the Base Rent, the Base Expense Year, the Base Tax Year, the Deposit, the available parking spaces and the funds or work for improvements contributed by Landlord, if any) on which the Expansion Space would be added to the Premises for the remaining term of the Lease, as amended by this Amendment. Tenant shall have the right, by giving a written notice to Landlord stating Tenant’s acceptance of the Expansion Offer within ten (10) business days after Tenant receives the Expansion Offer, to accept the Expansion Offer. If Tenant accepts the Expansion Offer by giving such notice to Landlord within such period often (10) business days, then Landlord and Tenant each shall, within ten (10) business days after Tenant gives such notice, execute and deliver to the other an amendment to the Lease that adds the Expansion Space to the Premises for the remaining term of the Lease, as amended by this Amendment, on the terms set forth in the Expansion Offer. If Tenant fails to accept the Expansion Offer by giving such notice to Landlord within such period often (10) business days, then Tenant shall have no rights whatsoever with respect to the Expansion Space.
     (c) If, prior to the date on which Landlord gives the Expansion Offer, Tenant exercises the right to terminate the Lease on the Early Termination Date in accordance with section 2.5 of the Lease, as amended by this Amendment, then this paragraph 9 shall terminate on the date Tenant exercises such right and thereafter Tenant shall have no rights whatsoever with respect to the Expansion Space.
     (d) If Landlord gives the Expansion Offer and Tenant accepts the Expansion Offer in accordance with this paragraph 9, then Tenant shall have no right thereafter to terminate the Lease, as amended by this Amendment, on the Early Termination Date pursuant to section 2.5 of the Lease, as amended by this Amendment.

     10. Legal Effect. Except as amended by this Amendment, the Lease is unchanged and, as so amended, the Lease shall continue in full force and effect. If there is any conflict between this Amendment and the Lease, this Amendment shall control. This Amendment constitutes the entire and integrated Agreement between Landlord and Tenant relating to the subject matter of this Amendment and supersedes all prior agreements, understandings, offers and negotiations, oral or written, with respect to the subject matter of this Amendment.
     IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date first hereinabove written.

/s/ James P. Edmondson

James P. Edmondson

VIA PHARMACEUTICALS, INC., a Delaware corporation

By	/s/ James G. Stewart

James G. Stewart
Title SR VP - CFO

By	/s/ Lawrence K. Cohen

Lawrence K. Cohen
Title CEO & Pres

EXHIBIT A
Plan Outlining the Additional Premises

EXHIBIT B
Plan Outlining the Expansion Space

EXHIBIT C
Amortization Table

Amortization Table
Initial Data

LOAN DATA		TABLE DATA
Purchase Price:	$162,920	Table starts at date:
Down Payment (30%):		or at payment number:	1
Loan amount:	$162,920
Annual interest rate:	8.00%
Term in years:	4,5833
Payments per year:	12
Loan date:	11/1/2008
First payment due:	11/1/2008
Last payment date:	5/31/2013

PERIODIC PAYMENT

Entered payment:	$0.00	The table uses the calculated periodic payment amount,
Calculated payment:	$3,548.14	unless you enter a value for “Entered payment.”
CALCULATIONS

Use payment of:	$3,548.14	Beginning balance at payment 1:	$162,920
1st payment in table :1		Cumulative interest prior to payment 1:	$0.00
Table

	Payment	Beginning			Ending	Cumulative
No.	Date	Balance	Interest	Principal	Balance	Interest
1	11/1/2008	162,920.00	1,086.13	$2,462	160,458.00	1,086.13
2	12/1/2008	160,458.00	1,069.72	$2,478	157,979.58	2,155.85
3	1/1/2009	157,979.58	1,053.20	$2,495	155,484.64	3,209.05

4	2/1/2009	155,484.64	1,036.56	$2,512	152,973.07	4,245.61
5	3/1/2009	152,973.07	1,019.82	$2,528	150,444.75	5,265.44
6	4/1/2009	150,444.75	1,002.97	$2,545	147,899.58	6,268.40

7	5/1/2009	147,899.58	986.00	$2,562	145,337.44	7,254.40
8	6/1/2009	145,337.44	968.92	$2,579	142,758.22	8,223.31
9	7/1/2009	142,758.22	951.72	$2,596	140,161.80	9,175.04

10	8/1/2009	140,161.80	934.41	$2,614	137,548.08	10,109.45
11	9/1/2009	137,548.08	916.99	$2,631	134,916.93	11,026.43
12	10/1/2009	134,916.93	899.45	$2,649	132,268.24	11,925.88

13	11/1/2009	132,268.24	881.79	$2,666	129,601.89	12,807.67
14	12/1/2009	129,601.89	864.01	$2,684	126,917.77	13,671.68
15	1/1/2010	126,917.77	846.12	$2,702	124,215.75	14,517.80

16	2/1/2010	124,215.75	828.10	$2,720	121,495.72	15,345.90
17	3/1/2010	121,495.72	809.97	$2,738	118,757.55	16,155.88
18	4/1/2010	118,757.55	791.72	$2,756	116,001.13	16,947.59

19	5/1/2010	116,001.13	773.34	$2,775	113,226.34	17,720.93
20	6/1/2010	113,226.34	754.84	$2,793	110,433.04	18,475.78
21	7/1/2010	110,433.04	736.22	$2,812	107,621.13	19,212.00

22	8/1/2010	107,621.13	717.47	$2,831	104,790.46	19,929.47
23	9/1/2010	104,790.46	698.60	$2,850	101,940.93	20,628.07
24	10/1/2010	101,940.93	679.61	$2,869	99,072.40	21,307.68

25	11/1/2010	99,072.40	660.48	$2,888	96,184.74	21,968.16
26	12/1/2010	96,184.74	641.23	$2,907	93,277.84	22,609.39
27	1/1/2011	93,277.84	621.85	$2,926	90,351.55	23,231.25

28	2/1/2011	90,351.55	602.34	$2,946	87,405.76	23,833.59
29	3/1/2011	87,405.76	582.71	$2,965	84,440.33	24,416.30
30	4/1/2011	84,440.33	562.94	$2,985	81,455.13	24,79.23

31	5/1/2011	81,455.13	543.03	3,005.10	78,450.03	255,22.27
32	6/1/2011	78,450.03	523.00	3,025.14	75,424.89	26,045.27
33	7/1/2011	75,424.89	502.83	3,045.30	72,379.59	26,548.10

34	8/1/2011	72,379.59	482.53	3,065.61	69,313.98	27,030.63
35	9/1/2011	69,313.98	462.09	3,086.04	66,227.94	27,492.72
36	10/1/2011	66,227.94	441.52	3,106.62	63,121.32	27,934.24

37	11/1/2011	63,121.32	420.81	3,127.33	59,993.99	28,355.05
38	12/1/2011	59,993.99	399.96	3,148.18	56,845.81	28,755.01
39	1/1/2012	56,845.81	378.97	3,169.16	53,676.65	29,133.98

40	2/1/2012	53,676.65	357.84	3,190.29	50,486.36	29,491.83
41	3/1/2012	50,486.36	336.58	3,211.56	47,274.80	29,828.40
42	4/1/2012	47,274.80	315.17	3,232.97	44,041.82	30,143.57

43	5/1/2012	44,041.82	293.61	3,254.52	40,787.30	30,437 18
44	6/1/2012	40,787.30	271.92	3,276.22	37,511.08	30,709.10
45	7/1/2012	37,511.08	250.07	3,298.06	34,213.02	30,959.17

46	8/1/2012	34,213.02	228.09	3,320.05	30,892.97	31,187.26
47	9/1/2012	30,892.97	205.95	3,342.18	27,550.78	31,393.21
48	10/1/2012	27,550.78	183.67	3,364.46	24,186.32	31,576.88

49	11/1/2012	24,186.32	161.24	3,386.89	20,799.42	31,736.12
50	12/1/2012	20,799.42	138.66	3,409.47	17,389.95	31,876 79
51	1/1/2013	17,389.95	115.93	3,432.20	13,957.74	31,992.72

52	2/1/2013	13,957.74	93.05	3,455.09	10,502.66	32,085.77
53	3/1/2013	10,502.66	70.02	3,478.12	7,024.54	32,155.79
54	4/1/2013	7,024.54	46.83	3,501.31	3,523.23	32,202.62

55	5/1/2013	3,523.23	23.49	3,523.23	0.00	32,226.11